Exhibit 21

SUBSIDIARIES OF AMERICAN TOWER CORPORATION

Subsidiary	Jurisdiction of Incorporation or Organization
10 Presidential Way Associates, LLC	Delaware

Adquisiciones y Proyectos Inalámbricos, S. de R.L. de C.V.	Mexico

American Tower Antenna Asset Sub, LLC	Delaware

American Tower Asset Sub II, LLC	Delaware

American Tower Asset Sub, LLC	Delaware

American Tower Corporation de Mexico, S. de R.L. de C.V.	Mexico

American Tower Delaware Corporation	Delaware

American Tower Depositor Sub, LLC	Delaware

American Tower do Brasil - Cessão de Infra-Estruturas Ltda.	Brazil

American Tower Guarantor Sub, LLC	Delaware

American Tower Holding Sub, LLC	Delaware

American Tower International Holding I LLC	Delaware

American Tower International Holding II LLC	Delaware

American Tower International, Inc.	Delaware

American Tower Investments LLC	California

American Tower LLC	Delaware

American Tower Management, LLC	Delaware

American Tower Mauritius	Republic of Mauritius

American Tower UK Limited	United Kingdom

American Tower, L.P.	Delaware

American Towers LLC	Delaware

AT Netherlands C.V.	Netherlands

AT Netherlands Coöperatief U.A.	Netherlands

AT Sao Paulo C.V.	Netherlands

AT Sher Netherlands Coöperatief U.A.	Netherlands

AT South America C.V.	Netherlands

ATC Antennas LLC	Delaware

ATC Asia Holding Company, LLC	Delaware

ATC Asia Pacific Pte. Ltd.	Singapore

ATC Backhaul LLC	Delaware

ATC Brazil Coöperatief U.A.	Netherlands

ATC Brazil Holding LLC	Delaware

ATC Brazil I LLC	Delaware

ATC Brazil II LLC	Delaware

ATC Chile Holding LLC	Delaware

ATC Colombia B.V. (1)	Netherlands

ATC Colombia Holding I LLC	Delaware

ATC Colombia Holding LLC	Delaware

ATC Colombia I LLC	Delaware

ATC FL Towers, Inc.	Florida

ATC Germany Operating 1 GmbH	Germany

ATC Germany Operating 2 GmbH	Germany

ATC Germany Services GmBH	Germany

ATC GP, Inc.	Delaware

ATC India Infrastructure Private Limited	India

ATC India Tower Corporation Private Limited	India

ATC Indoor DAS LLC	Delaware

ATC International Holding Corp.	Delaware

ATC IP LLC	Delaware

ATC Iris I LLC	Delaware

ATC Latin America S.A. de C.V., SOFOM, E.N.R.	Mexico

ATC LP, Inc.	Delaware

ATC Managed Sites LLC	Delaware

ATC Marketing (Uganda) Limited	Uganda

ATC MexHold LLC	Delaware

ATC Mexico Holding LLC	Delaware

ATC Midwest, LLC	Delaware

ATC New Mexico LLC	Missouri

ATC On Air + LLC	Delaware

ATC Outdoor DAS, LLC	Delaware

ATC Operations LLC	Delaware

ATC Peru Holding LLC	Delaware

ATC Presidential Way, Inc.	Delaware

ATC Sitios de Chile S.A.	Chile

ATC Sitios de Colombia S.A.S.	Colombia

ATC Sitios del Peru S.R.L.	Peru

ATC Sitios Infraco S.A.S (2)	Colombia

ATC South Africa Investment Holdings (Proprietary) Limited (3)	South Africa

ATC South Africa Wireless Infrastructure (Pty) Ltd (2)	South Africa

ATC South America Holding LLC	Delaware

ATC South LLC	Delaware

ATC Telecom Tower Corporation Private Limited	India

ATC Tower (Ghana) Limited (2)	Republic of Ghana

ATC Tower Company of India Private Limited	India

ATC Tower Services, Inc.	New Mexico

ATC Trust	Maryland

ATC Uganda Limited (2)	Uganda

ATC Utah, Inc.	Delaware

ATS/PCS, LLC	Delaware

ATS-Needham LLC (4)	Massachusetts

B1 Ulysses Site Management LLC	Delaware

California Tower, Inc.	Delaware

Central States Tower Holdings, LLC	Delaware

Central States Tower Parent, LLC	Delaware

CNC2 Associates, LLC	Delaware

Columbia Steel, Inc.	South Carolina

Germany Tower Interco B.V.	Netherlands

Ghana Tower Interco B.V. (5)	Netherlands

Haysville Towers, L.L.C. (6)	Kansas

Iron & Steel Co., Inc.	Delaware

Lap do Brasil Empreendimentos Imobiliários Ltda.	Brazil

Maia Achtzigste Vermogensverwaltungs-GmBH (F.R.G.)	Germany

MATC Digital, S. de R.L. de C.V.	Mexico

MATC Servicios, S. de R.L. de C.V.	Mexico

McCoy Developers Private Limited	India

MHB Tower Rentals of America, LLC	Mississippi

New Loma Communications, Inc.	California

New Towers LLC	Delaware

Red Spires Asset Sub, LLC	Delaware

Semaan Engineering Solutions, LLC	Delaware

Shreveport Tower Company	Louisiana

SpectraSite Communications, LLC	Delaware

SpectraSite, LLC	Delaware

T7 Ulysses Site Management LLC	Delaware

T8 Ulysses Site Management LLC	Delaware

TeleCom Towers, L.L.C.	Delaware

Tower Marketco Ghana Limited	Republic of Ghana

Towers of America, L.L.L.P.	Delaware

Transcend Infrastructure Holdings Pte. Ltd.	Singapore

Transcend Infrastructure Private Limited	India

Uganda Tower Interco B.V. (7)	Netherlands

Ulysses Asset Sub I, LLC	Delaware

Ulysses Asset Sub II, LLC	Delaware

Ulysses Ground Lease Funding, LLC	Delaware

Ulysses Ground Lease Holdco, LLC	Delaware

UniSite, LLC	Delaware

UniSite/Omnipoint FL Tower Venture, LLC (8)	Delaware

UniSite/Omnipoint NE Tower Venture, LLC (8)	Delaware

UniSite/Omnipoint PA Tower Venture, LLC (8)	Delaware

Verus Management One, LLC	Delaware

VM Ulysses Site Management LLC	Delaware

Wireless Resource Group, LLC	Oklahoma

WRG Holdings, LLC	Oklahoma

(1)	60% owned by AT South America C.V.

(2)	Wholly owned by a majority owned subsidiary.

(3)	74.99% owned by AT Netherlands Coöperatief U.A.

(4)	45.24% owned by American Tower, L.P. and 34.76% owned by American Towers LLC.

(5)	51% owned by AT Sher Netherlands Coöperatief U.A.

(6)	66.667% owned by TeleCom Towers, L.L.C.

(7)	51% owned by AT Sher Netherlands Coöperatief U.A.

(8)	95% owned by UniSite, LLC.